CORPORATE ACCESS NUMBER: 208360305

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

836030 ALBERTA LTD.
WAS INCORPORATED IN ALBERTA ON 1999/06/23.

Articles of Incorporation
For
836030 ALBERTA LTD.

Classes of Shares:	SEE SCHEDULE "A"
Restrictions on Share Transfers:	NO TRANSFERS WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS.
Number of Directors:	
Minimum Number of Directors:	1
Maximum Number of Directors :	10
Restrictions on Business To:	NONE.
Restrictions on Business From:	NONE.
Other Rules or Provisions:	SEE SCHEDULE "B"

Registration Authorized By: MANI CHOPRA / CHOPRA, CHOPRA & CHOPRA
SOLICITOR

SCHEDULE "A"

2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

(a) An unlimited number of Common Shares; and,

(b) An unlimited number of Preferred Shares.

2.A The Directors of the Corporation may at any time issue any Preferred Shares in one or more series, each series to consist of such number of shares as may be determined by the Directors. The Directors may determine at the time of issuance the designation, rights, privileges, restrictions and conditions attaching to the shares of each series.

SPECIAL RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO EACH CLASS OF SHARES

(I) DIVIDENDS

(A) Subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to which to any series of Preferred shares, the Directors shall have complete uncontrolled discretion to pay dividends on any class or classes of shares or any series within a class of shares issued and outstanding in any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends.

(II) REPAYMENT OF CAPITAL

(A) On the winding-up, liquidation or dissolution of the Corporation or upon the happening of any other event giving rise to a distribution of the Corporation's assets other than by way of dividend amongst its Shareholders for the purposes of winding-up its affairs (any such occurrence is hereafter called "Winding-Up"), subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to attach to any series of Preferred shares, the holders of all shares shall be entitled to participate pari passu.

(III) VOTING RIGHTS AND RESTRICTIONS

(A) Common shares. At all meetings of Shareholders of the Corporation, each holder of Common shares shall be entitled to one (1) vote for each Common share held.

(B) Preferred shares. The holders of the Preferred shares shall have no right to receive notice of or to be present at or vote either in person or by proxy, at any general meeting of the Corporation by virtue of or in respect of their holding of Preferred Shares.

SCHEDULE "B"

6. OTHER PROVISIONS IF ANY:

1. The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation.

2. A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of Shareholders following the election.

3. The Corporation has a lien on a share registered in the name of a Shareholder or his legal representative for a debt of that Shareholder to the Corporation.

4. The number of Shareholders of the Corporation is limited to not more than 50 persons, exclusive of those persons described in clause 1(p.1)(ii)(A) and (B) of the Securities Act (S.A. 1981. Chap. S-61), 2 or more persons who are joint registered owners of 1 or more shares being counted as 1 Shareholder.

5. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

Certified Copy of Transaction
Corporate Registration System

Date of report:	2001/08/24
Time of report:	11:28 AM
Report provided by:	KVP REGISTRATION SERVICES

Service Request Number:	3221247
Customer Reference Number:	0380394/cg

Corporate Access Number:	208360305
Current Legal Entity Name:	DITTYBASE TECHNOLOGIES INC.
Current Legal Entity Status:	Active

Service Request Number:	2426598
Transaction Type:	Name/Structure Change Alberta Corporation
Date Completed:	2000/10/31
Authorized Representative	
Last Name:	CHOPRA
First Name:	MANI
Relationship to Legal Entity:	Solicitor

Information Added or Changed by the Service Request

Legal Entity

Share Transfers Restrictions:	THERE ARE NO RESTRICTIONS ON SHARE TRANFERS OF THE CORPORATION.
Section And Subsection:	167(1)(L)(M)
Date Structure Change Filed :	2000/10/31

Attachment

Attachment Type:	Other Rules or Provisions
Microfilm Bar Code:	ELECTRONIC
Date Recorded:	2000/10/31

Alberta Registries certifies that the information contained in this report is the information filed in the Register of Corporations by the service request specified.

REGISTRAR OF CORPORATIONS

SCHEDULE "B"

6. OTHER PROVISIONS IF ANY:

1. The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation.

2. A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of Shareholders following the election.

3. The Corporation has a lien on a share registered in the name of a Shareholder or his legal representative for a debt of that Shareholder to the Corporation.

CORPORATE ACCESS NUMBER: 208360305

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

836030 ALBERTA LTD.
CHANGED ITS NAME TO DITTYBASE TECHNOLOGIES INC. ON 2001/07/26.


REGISTRAR OF
CORPORATIONS

FILED

JUL 26 2001

BUSINESS CORPORATIONS ACT
(SECTION 27 OR 171)

ALBERTA CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF AMENDMENT
(FORM 4)

1. NAME OF CORPORATION

836030 ALBERTA LTD.

2. CORPORATE ACCESS NO.

208360305

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to subsection 167(3) of the *Business Corporations Act* (Alberta) (the "Act"), the Articles of the Corporation be amended by the deletion of paragraph 1 of that Article and substituted therefore of the following:

"1. NAME OF CORPORATION:

DITTYBASE TECHNOLOGIES INC."

DATE: [illegible] 25, 2001

SIGNATURE

TITLE:

PRESIDENT

Name Change Alberta Corporation - Registration Statement

Service Request Number: 3149726
Corporate Access Number: 208360305
Legal Entity Name: 836030 ALBERTA LTD.
French Equivalent Name:
Legal Entity Status: Active

Alberta Corporation Type: Named Alberta Corporation
New Legal Entity Name: DITTYBASE TECHNOLOGIES INC.
New French Equivalent Name:
Nuans Number: 70799341
Nuans Date: 2001/06/05
French Nuans Number:
French Nuans Date:

Professional Endorsement Provided:
Future Dating Required:
Amendment Date: 2001/07/26

Annual Return

File Year	Date Filed
2001	2001/06/28
2000	2001/06/28

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	1999/06/23
Other Rules or Provisions	ELECTRONIC	1999/06/23
Other Rules or Provisions	ELECTRONIC	2000/10/31

Registration Authorized By: ANDREW CHAMBERLAIN
SOLICITOR